UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 23, 2012

WESCO International, Inc.
(Exact name of registrant as specified in its charter)

Commission file number 001-14989

Delaware (State or other jurisdiction of incorporation or organization)	25-1723342 (I.R.S. Employer Identification No.)

225 West Station Square Drive Suite 700 Pittsburgh, Pennsylvania (Address of principal executive offices)	(412) 454-2200 (Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02    Termination of a Material Definitive Agreement.

As described below under Item 5.02, Richard P. Heyse, who previously served as the Vice President and Chief Financial Officer of WESCO International, Inc. (the “Company”) through February 3, 2012, will receive certain severance payments and other benefits pursuant to a Consulting and Separation Agreement (the “Agreement”) that the Company entered into with him on February 23, 2012 in lieu of the severance payments and other benefits described in the term sheet, dated May 21, 2009, memorializing the terms of Mr. Heyse's employment (the “Term Sheet”), which was filed as Exhibit 10.23 to the Company's Annual Report on Form 10-K for the year ended December 31, 2009. The disclosure set forth below under Item 5.02 is hereby incorporated by reference into this Item 1.02.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)     On February 23, 2012, the Company entered into the Agreement with Mr. Heyse. Mr. Heyse will provide consulting services to the Company as requested from time to time through July 2, 2012 (the “Termination Date”) in accordance with the terms of the Agreement. The Agreement will become effective on March 2, 2012, subject to Mr. Heyse's right to revoke the Agreement prior to that date.

Under the terms of the Agreement, Mr. Heyse has agreed to a general release of claims with respect to the Company and to customary non-competition, non-solicitation, non-disparagement, cooperation and confidentiality provisions. In consideration for his consulting services and his agreement to the other terms of the Agreement, Mr. Heyse will receive his most recent base salary and applicable benefits under the Company's welfare benefits plans through the Termination Date. The Agreement also provides for certain severance payments and other benefits in lieu of the severance payments and other benefits described in the Term Sheet. In particular, Mr. Heyse will receive (i) a severance payment equal to $400,000 in the aggregate, payable in installments over 12 months following the Termination Date; and (ii) a severance payment of $100,000 within 30 days of the Termination Date in lieu of a pro rated 2012 bonus. Also, certain stock appreciation rights previously granted to Mr. Heyse will be fully vested on the Termination Date by their terms, and the Company will provide health care coverage under all applicable Company welfare benefit plans to Mr. Heyse for one year following the Termination Date.

The foregoing is a summary of the material terms of the Agreement and is not a complete discussion of the document. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Agreement, which will be filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 27, 2012	WESCO INTERNATIONAL, INC.
(Date)
/s/ Daniel A. Brailer
Daniel A. Brailer
Vice President, Treasurer, Investor Relations and
Corporate Affairs